                              SHAREHOLDER AGREEMENT

     THIS AGREEMENT is made and entered into this 3rd day of February, 1995 between Fuji Heavy Industries, Ltd., a Japanese corporation with its principal place of business at 7-2, 1-chome Nishishinjuku, Shinjuku-ku, Tokyo, Japan (hereinafter referred to as "FHI") and Polaris Industries Inc., a Minnesota corporation with its principal place of business at 1225 Highway 169 North, Minneapolis, Minnesota 55441, U.S.A. (hereinafter referred to as "Polaris").

     WHEREAS, FHI is engaged in the business of manufacturing and selling various Robin brand gasoline and diesel engines (including OEM) and other Robin brand products, and

     WHEREAS, Polaris is engaged in the business of manufacturing and selling the finished products incorporated with the aforesaid engines, and

     WHEREAS, FHI and Polaris are desirous of establishing a new company for the purposes of manufacturing certain products designed by FHI and selling such products in the U.S.A under the terms and conditions set forth herein.

     NOW, THEREFORE, both of the parties hereto agree as follows:

          Article 1.   ESTABLISHMENT.   FHI shall initially establish a wholly
owned company of which capital is US$1,000 in the State of Delaware, U.S.A. (hereinafter referred to as "NEWCO").

          Article 2.   NAME.   The name of NEWCO shall be ROBIN MANUFACTURING
U.S.A. INC.

          Article 3. PRINCIPAL OFFICE. The address of principal office of NEWCO shall be 1201 Industrial Road, Hudson, Wisconsin 54016, U.S.A.

          Article 4.   CAPITAL.

          1) The authorized capital of NEWCO shall be US$10,000 divided into 10,000 shares of US$1.00 each in par value.

          2) FHI and Polaris shall subscribe for and pay for in full and in cash the following equity shares respectively as soon as possible after completion of this Agreement.


          (FHI:       US $1,200,000    1,200 shares   60%)

          (Polaris:   US   $800,000      800 Shares   40%)

          (Total      US $2,000,000    2,000 Shares   100%)


          Article 5.   DISPOSAL OF SHARES.

          1) No other party shall be allowed to purchase any shares of NEWCO without the prior written consent of both parties.

          2) If either party wishes to transfer or sell all or a part of the shares of its holding, the remaining party shall have a right of first refusal to purchase said shares prior to any such transfer.

          3) If NEWCO desires to sell all or substantially all of its assets or merge with any other corporation or entity, each of the parties hereto shall have a right of first refusal to purchase such assets, effect such merger or provide to NEWCO the economic equivalent thereof which economic equivalent shall be of substantially the same value and utility and equally realizable as that offered by such third party.

     Article 6. BUSINESS PURPOSE. The principal business purpose of NEWCO shall, unless and until otherwise subsequently agreed by the parties, be as follows:

     1) The manufacture and sale of the following products (hereinafter referred to as "products") in North and South America (hereinafter referred to as "Territory")

          a)  Robin brand gasoline and diesel engines and parts therefor.

          b)  Other Robin brand products (generator, pump and others)

     2) The import and purchase of machinery, tools and materials and parts of which Products are composed.

     3)   Other related business activities in Territory.

To the extent legally permissible, all of the Products shall be stamped "Made in the U.S.A."

In respect of Polaris, the trade practices, customs and policies of NEWCO shall be substantially similar to the historical practices, customs and policies of FHI in connection with the sale and manufacturing of the Products.

     Article 7.   BOARD OF DIRECTORS.   NEWCO shall be administered and operated
by the Board of Directors consisting of five (5) directors, three (3) of whom shall be nominated by FHI and the remaining two (2) shall be nominated by Polaris. The Polaris board representative shall have access to the books, records, and audited financial statements of NEWCO.

     Article 8. OFFICERS. The officers of NEWCO shall be elected by the Board of Directors of NEWCO.

     Article 9.   ROLES OF BOTH PARTIES.

     1) FHI shall provide NEWCO with technical and engineering assistance in the manufacturing of the Products and necessary training to NEWCO personnel in accordance with the terms and conditions of the License Agreement to be entered into between FHI and NEWCO separately.

     2) Polaris shall provide NEWCO with information on local purchasing of the component parts of the Products and advice on manufacturing.

     Article 10.   NOTICE.   Any notice to be given shall be addressed in
writing to FHI and Polaris at their respective offices to the attention of the responsible person as follows:


     Fuji Heavy Industries Ltd.         Polaris Industries Inc.
     7-2 1-chome, Nishishinjuku         1225 Highway 169 North
     Shinjuku-ku, Tokyo 160             Minneapolis, MN  55441
     Mr. Yasuhito Yamaki                Mr. Kenneth Larson
     Director and General Manager       President and COO
     Tel. 3-3347-2400                   Tel. 612-542-0507
     Fax. 3-3347-2625                   Fax. 612-542-0599

     Article 11. CONFIDENTIALITY. Each of the parties shall not disclose to any third parties any business secrets related to the execution of this Agreement.

     Article 12.   ASSIGNMENT.   Neither this agreement nor any right or
obligation hereunder shall be assignable in whole or in part by either party without the prior written consent of the other party.


     Article 13.   ARBITRATION.   All disputes, controversies, or differences
which may arise between the parties, in connection with this Agreement, and which can not be amicably settled by the parties, shall be finally settled by arbitration in accordance with the Rules of International Chamber of Commerce. The arbitration shall be conducted in Minneapolis if it is initiated by FHI or in Tokyo if it is initiated by Polaris. The award shall be final and binding upon both parties.

     Article 14.  GOVERNING LAW.   This Agreement shall be construed and
enforced in accordance with the laws of the State of Delaware.

     Article 15.   ENTIRE AGREEMENT.   This Agreement constitutes the entire and
only agreement between the parties with respect to the subject matter of this Agreement and supersedes any other commitments, agreements or understanding that the parties may have had with respect to the subject matter or this Agreement.

     Article 16.    AMENDMENTS.   Any amendments to this Agreement must be in
writing and signed by both parties.

     Article 17.    RELEASE.   Public and private announcements concerning this
Agreement and the transactions contemplated hereby shall only be made upon written consent of both Buyer and Seller and in a mutually agreeable manner.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

     FUJI HEAVY INDUSTRIES LTD.         POLARIS INDUSTRIES INC.



     By: /s/ Isamu Kawai                By: /s/ W. Hall Wendel Jr.
        -------------------------          ---------------------------
         Isamu Kawai                        W. Hall Wendel Jr.

     Its:  President                    Its:  Chairman and CEO
          -----------------------            -------------------------

     Witness:                           Witness:
             --------------------               ----------------------
             Yasuhito Yamaki
             Director and General Manager